EXHIBIT 1

DIRECTORS AND EXECUTIVE OFFICERS OF

THE ST. PAUL TRAVELERS COMPANIES, INC.,

ST. PAUL FIRE AND MARINE INSURANCE COMPANY,
SPLIT ROCK PARTNERS, LLC AND
WINDAMERE III, LLC

The names and present principal occupations of the directors and executive officers of The St. Paul Travelers Companies, Inc., St. Paul Fire and Marine Insurance Company, Split Rock Partners and Windamere III, LLC are set forth below.  During the last five years, none of the individuals has been convicted in any criminal proceeding (excluding traffic violations and similar misdemeanors) or has been a party to any civil proceeding of a judicial or administrative body as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding violations with respect to such laws.  All of the individuals listed below are citizens of the United States.

The St. Paul Travelers Companies, Inc.

Name	Position with The St. Paul Travelers	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
Howard P. Berkowitz	Director	Chief Executive Officer, BlackRock HPB Management LLC	HPB/Blackrock Associates 40 East 52nd Street New York, NY 10022	0	None
Kenneth J. Bialkin	Director	Partner, Skadden, Arps, Slate, Meagher Flom LLP	Skadden, Arps, Slate, Meagher Flom LLP 4 Times Square New York, NY 10036	0	None
Carolyn H. Byrd	Director	Chairman and Chief Executive Officer, Globaltech Financial, LLC	Globaltech Financial 2839 Paces Ferry Road, Suite 810 Atlanta, GA 30339	0	None
John H. Dasburg	Director	Chairman and Chief Executive Officer, ASTAR Air Cargo, Inc.	ASTAR Air Cargo, Inc. 2 South Biscayne Blvd., Suite 3663 Miami, FL 33131	0	None
Leslie B. Disharoon	Director	Retired Chairman and President, Monumental Corporation	2715 Farmington Heights Charlottesville, VA 22901	0	None
Janet M. Dolan	Director	Chief Executive Officer and President, Tennant Company	Tennant Company 701 N. Lilac Drive Minneapolis, MN 55422	0	None
Kenneth M. Duberstein	Director	Chairman and Chief Executive Officer, The Duberstein Group	The Duberstein Group 2100 Pennsylvania Ave. NW, Suite 500 Washington, DC 20037	0	None

Jay S. Fishman	Chief Executive Officer, President and Director	Chief Executive Officer and President of The St. Paul Travelers Companies, Inc.	The St. Paul Travelers Companies, Inc. 385 Washington Street St. Paul, MN 55102	0	None
Lawrence G. Graev	Director	Chief Executive Officer and President, The GlenRock Group, LLC	The GlenRock Group, LLC Tower 56 126 East 56th Street New York, NY 10022	0	None
Meryl D. Hartzband	Director	Senior Principal and Investment Director of MMC Capital, Inc.	MMC Capital, Inc. 20 Horseneck Lane Greenwich, CT 06830	0	None
Thomas R. Hodgson	Director	Retired President and Chief Operating Officer, Abbott Laboratories	225 E. Deerpath Suite 222 Lake Forest, IL 60045	0	None
William H. Kling	Director	President, American Public Media Group; President, Minnesota Public Radio, Inc.; President, Greenspring Company	Minnesota Public Radio 45 E. 7th Street St. Paul, MN 55101	0	None
James A. Lawrence	Director	Executive Vice President and Chief Financial Officer, General Mills, Inc.	General Mills One General Mills Blvd. Minneapolis, MN 55426	0	None
Robert I. Lipp	Executive Chairman and Director	Executive Chairman of The St. Paul Travelers Companies, Inc.	The St. Paul Travelers Companies, Inc. One Tower Square Hartford, CT 06183	0	None
Blythe J. McGarvie	Director	President, Leadership for International Finance	Leadership for International Finance 3025 River Oaks Road Williamsburg, VA 23185	0	None
Glen D. Nelson	Director	Retired Vice Chairman, Medtronic, Inc.	301 Carlson Parkway, Suite 315 Minnetonka, MN 55305	0	None
Clarence Otis, Jr.	Director	Chief Executive Officer of Darden Restaurants, Inc.	Darden Restaurants, Inc. 5900 Lake Ellenor Drive Orlando, FL 32809	0	None
Jeffrey M. Peek	Director	President and Chief Operating Officer, CIT Group Inc.	CIT Corp One CIT Drive Livingston, NJ 07039	0	None
Nancy A. Roseman	Director	Dean, Williams College	Williams College Hopkins Hall Williamstown, MA 01267	0	None
Charles W. Scharf	Director	Chief Executive Officer, Retail Division, Bank One	JPMorgan Chase Retail Financial Services 270 Park Avenue New York, NY 10017	0	None
Gordon M. Sprenger	Director	Retired Chief Executive Officer, and President, Allina Hospitals and Clinics	Abbott Northwestern Hospital 800 E. 28th St., Rte 16500 Minneapolis, MN 55407	0	None

Frank J. Tasco	Director	Retired Chairman of the Board and Chief Executive Officer, Marsh & McLennan Companies, Inc.	1200 Winters Creek Road Palm City, FL 34990	0	None
Laurie J. Thomsen	Director	Former General Partner, Prism Venture Partners	235 Nashawtuc Road Concord, MA 01742	0	None
Bruce A. Backberg	Senior Vice President & Corporate Secretary	Senior Vice President & Corporate Secretary of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None
Jay S. Benet	Executive Vice President – Chief Financial Officer	Executive Vice President – Chief Financial Officer of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford, CT 06183	0	None
Andy F. Bessette	Executive Vice President – Chief Administrative Officer	Executive Vice President – Chief Administrative Officer of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None
William A. Bloom	Senior Vice President & Chief Information Officer	Senior Vice President & Chief Information Officer of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None
John P. Clifford, Jr.	Senior Vice President – Human Resources	Senior Vice President – Human Resources of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None
Douglas G. Elliot	Chief Executive Officer – Commercial & Personal Lines	Chief Executive Officer – Commercial & Personal Lines of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None
Irwin R. Ettinger	Vice Chairman	Vice Chairman of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None
William H. Heyman	Executive Vice President & Chief Investment Officer	Executive Vice President & Chief Investment Officer of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None
Samuel G. Liss	Executive Vice President- Business Development	Executive Vice President-Business Development of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None
John A. MacColl	Vice Chairman	Vice Chairman of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None

Brian W. MacLean	Executive Vice President-Claim	Executive Vice President-Claim of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None
Timothy M. Miller	Chief Executive Officer – Specialty Commercial	Chief Executive Officer – Specialty Commercial of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None
Maria Olivo	Executive Vice President – Investor Relations & Financial Planning & Analysis	Executive Vice President – Investor Relations & Financial Planning & Analysis of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None
Kenneth F. Spence, III	Senior Vice President and General Counsel	Senior Vice President and General Counsel of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None
John Charles Treacy	Senior Vice President – Financial Controls	Senior Vice President – Financial Controls of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None

St. Paul Fire and Marine Insurance Company

Name	Position with F&M	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
Bruce A. Backberg	Sr. Vice President & Corporate Secretary	Sr. Vice President & Corporate Secretary of F&M	385 Washington Street St. Paul, MN 55102	0	None
Jay S. Benet	Executive Vice President & Chief Financial Officer and Director	Executive Vice President & Chief Financial Officer of F&M	One Tower Square Hartford, CT 06183	0	None
Andy F. Bessette	Executive Vice President & Chief Administrative Officer	Executive Vice President & Chief Administrative Officer of F&M	385 Washington Street St. Paul, MN 55102	0	None
William A. Bloom	Senior Vice President & Chief Information Officer	Senior Vice President & Chief Information Officer of F&M	One Tower Square Hartford, CT 06183	0	None

Douglas G. Elliot	President & Chief Operating Officer and Director	Chief Executive Officer- Commercial & Personal Lines of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford, CT 06183	0	None
William H. Heyman	Executive Vice President & Chief Investment Officer and Director	Executive Vice President & Chief Investment Officer of F&M	385 Washington Street St. Paul, MN 55102	0	None
John A. MacColl	Executive Vice President	Executive Vice President of F&M	385 Washington Street St. Paul, MN 55102	0	None
T. Michael Miller	Chairman & Chief Executive Officer and Director	Chief Executive Officer-Specialty Operations of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None
Kenneth F. Spence, III	Senior Vice President & General Counsel	Senior Vice President & General Counsel of F&M	385 Washington Street St. Paul, MN 55102	0	None
Kent D. Urness	Executive Vice President – International Insurance Operations and Director	Executive Vice President of F&M	385 Washington Street St. Paul, MN 55102	0	None

Split Rock Partners, LLC

Name	Position with Split Rock	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
Michael B. Gorman	Managing Director	Managing Director of Split Rock	10400 Viking Drive Suite 550 Eden Prairie, MN 55344	0	None
James R. Simons	Managing Director	Managing Director of Split Rock	10400 Viking Drive Suite 550 Eden Prairie, MN 55344	0	None
David W. Stassen	Managing Director	Managing Director of Split Rock	10400 Viking Drive Suite 550 Eden Prairie, MN 55344	0	None
Allan R. Will	Managing Director	Managing Director of Split Rock	10400 Viking Drive Suite 550 Eden Prairie, MN 55344	0	None
Steven L.P. Schwen	Chief Financial Officer	Chief Financial Officer of Split Rock	10400 Viking Drive Suite 550 Eden Prairie, MN 55344	0	None

Windamere III, LLC

Name	Position with Windamere	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
Scott L. Glenn (“Glenn”)	Managing Member, Director	Managing Member of Windamere, President, CEO and Chairman of Planet Technologies, Inc. (“Planet Technologies”)	6402 Cardeno Drive La Jolla, CA 92037	870,808

Asset Purchase Agreement dated as of March 18, 2004, as amended June 11, 2004 and October 6, 2004, between Planet Technologies and Allergy Free, LLC (a California limited liability company controlled by Glenn) pursuant to which Planet Technologies acquired substantially all of the assets, properties and rights of Allergy Free, LLC.

					Registration Rights Agreement dated as of November 30, 2004 between Planet Technologies and Allergy Free, LLC providing certain holders of Planet Technologies Common Stock with registration rights.

					Employment Letter Agreement dated as of November 30, 2004 between Planet Technologies and Glenn describing the terms of his employment as President, CEO and Chairman of Planet Technologies.

Stock Option Agreement dated November 30, 2004 between Planet Technologies and Glenn, granting Glenn options to purchase Planet Technologies Common Stock pursuant to the 2000 Stock Incentive Plan of Planet Technologies.

					Noncompete and Nondisclosure Agreement dated as of November 29, 2004 between Planet Technologies and Glenn prohibiting Glenn from competing with or making disclosures about Planet Technologies.
David W. Stassen	Director	Managing Director of Split Rock	10400 Viking Drive Suite 550 Eden Prairie, MN 55344	0	None
Allan R. Will	Director	Managing Director of Split Rock	10400 Viking Drive Suite 550 Eden Prairie, MN 55344	0	None